UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.                   )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TRONC, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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435 N. Michigan Avenue

Chicago, IL 60611

__________________________________________

SUPPLEMENT DATED APRIL 30, 2018

TO PROXY STATEMENT RELATING TO

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2018

___________________________________________

On April 27, 2018, the Board of Directors of tronc, Inc. (the “Company”) appointed current independent director Philip G. Franklin as the Board’s independent Lead Director.  Mr. Franklin’s responsibilities as Lead Director include, among other things, chairing executive sessions of the independent directors, calling meetings of independent directors (if appropriate), providing input on agendas and schedules for Board meetings and serving as a liaison between the Chairman and the independent directors. The Company’s Chief Executive Officer, Justin C. Dearborn, will continue to serve as the Chairman of the Board.